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                                                                    Exhibit 3.24

   Certificate of Amendment of the Certificate of Incorporation of Electronics
                             Boutique Holdings Corp.

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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ELECTRONICS BOUTIQUE HOLDINGS CORP.

     ELECTRONICS BOUTIQUE HOLDINGS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "EIGHTH" so that, as amended, said Article shall be and read as follows:

               "EIGHTH: Deleted."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation this caused this certificate to be signed by James A. Smith, its Senior Vice President, Chief Financial Officer and Secretary, this 29th day of June, 2004.

                                        ELECTRONICS BOUTIQUE HOLDINGS CORP.


                                        By: /s/ James A. Smith
                                            ------------------------------------
                                        Name: James A. Smith
                                        Title: Senior Vice President,
                                               Chief Financial Officer and
                                               Secretary